EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF THE McGRAW-HILL COMPANIES, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned hereby certify:

(1) The name of the Corporation is The McGraw-Hill Companies, Inc. The name under which the Corporation was formed was McGraw-Hill Publishing Company, Inc.

(2) The Certificate of Incorporation of the Corporation was filed by the Department of State on December 29, 1925.

(3) Article I of the Certificate of Incorporation of the Corporation is hereby amended to effect the change in the Corporation’s name from “The McGraw-Hill Companies, Inc.” to “McGraw Hill Financial, Inc.”. Article I of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

“ARTICLE I. The corporate name shall be:

McGraw Hill Financial, Inc.”

(4) This Amendment to the Certificate of Incorporation of the Corporation was properly authorized by vote at a meeting of the Corporation’s Board of Directors, duly held on February 27, 2013, followed by the affirmative vote of at least a majority of all outstanding shares of Common Stock entitled to vote thereon at the Annual Meeting of Shareholders of the Corporation duly held on May 1, 2013.

IN WITNESS WHEREOF, this Certificate has been signed this 1st day of May, 2013.

——————/s/——————

Kenneth M. Vittor

Executive Vice President

——————/s/——————

Scott L. Bennett

Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF THE McGRAW-HILL COMPANIES, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

Prepared by:

Scott L. Bennett, Esq.

Senior Vice President, Secretary and Associate General Counsel

The McGraw-Hill Companies, Inc.

1221 Avenue of the Americas

New York, New York 10020

(212) 512-3998